UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2017

Hilton Grand Vacations Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180 Orlando, Florida	32835
(Address of principal executive offices)	(Zip Code)

(407) 722-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 10, 2017, Hilton Grand Vacations Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the matters disclosed in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 24, 2017 (the “Proxy Statement”). The final voting results for the matters submitted to a vote of stockholders are set forth below.

Proposal No. 1 – Election of Directors

At the Annual Meeting, the Company’s stockholders elected the persons listed below as directors for a one-year term expiring in 2018 or until their respective successors are duly elected and qualified.

	Votes Cast For	Votes Withheld	Broker Non-Votes
Mark D. Wang	87,623,598	31,348	3,776,091
Leonard A. Potter	84,366,081	3,288,865	3,776,091
Brenda J. Bacon	87,624,328	30,618	3,776,091
Kenneth A. Caplan	87,624,094	30,852	3,776,091
David W. Johnson	87,613,297	41,649	3,776,091
Mark H. Lazarus	87,612,931	42,015	3,776,091
Pamela H. Patsley	84,531,788	3,123,158	3,776,091
Paul W. Whetsell	87,509,455	145,491	3,776,091

Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm

At the Annual Meeting, the Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
91,378,629	13,478	38,930	0

Proposal No. 3 – Approval of Amendments to and Re-approval of the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan

At the Annual Meeting, the Company’s stockholders approved amendments to the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan (the “Incentive Plan”) and re-approved the terms of the Incentive Plan for purposes of potentially qualifying certain executive compensation for deductibility under Section 162(m) of the Internal Revenue Code.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
87,226,344	376,499	52,103	3,776,091

Proposal No. 4 – Approval of the Hilton Grand Vacations Inc. Employee Stock Purchase Plan

At the Annual Meeting, the Company’s stockholders approved the Hilton Grand Vacations Inc. Employee Stock Purchase Plan.

Votes Cast For	Votes cast Against	Abstentions	Broker Non-Votes
87,611,227	28,492	15,227	3,776,091

Proposal No. 5 – Advisory Vote on Executive Compensation

At the Annual Meeting, the Company’s stockholders approved, in a non-binding advisory vote, the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
87,568,078	51,490	35,378	3,776,091

Proposal No. 6 – Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

At the Annual Meeting, the Company’s stockholders voted, in a non-binding advisory vote, on whether a stockholder vote to approve the compensation paid to the Company’s named executive officers should occur every one, two or three years.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
85,047,695	15,144	2,573,488	18,619	3,776,091

As a result of the vote on Proposal No. 6, the Company intends to include a non-binding advisory stockholder vote to approve the compensation paid to its named executive officers every year until the next required vote on the frequency of stockholder votes on the compensation of named executive officers. The Company is required to hold a vote on frequency every six years.

Item 7.01. Regulation FD Disclosure.

Commencing on May 16, 2017, the Company intends to meet with, and present information about the Company to, a limited audience of analysts and potential investors. In addition to discussing publicly available information about the Company, representatives of the Company expect to use certain written presentation materials at such meetings. A copy of such written presentation materials is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and may also be accessed by logging onto the investor relations page under the “Investors” section of the Company’s website at www.hgv.com.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Investor Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

By:	/s/ Charles R. Corbin
Charles R. Corbin
Executive Vice President, General Counsel and Secretary

Date: May 12, 2017

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Investor Presentation.